Exhibit 23.1

To the Board of Directors of Material Technologies, Inc.

     We hereby consent to the use of our financial statements for the period ended December 31, 2007, dated July 24, 2008  to be included in the Company’s 10K filing.

/s/ Gruber & Company, LLC
Gruber & Company, LLC